As filed with the Securities and Exchange Commission on June 7, 2004.
File No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	48-1100390
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Six Concourse Parkway, Suite 1900
Atlanta, Georgia 30328
 (Address, Including Zip Code, of Registrant’s Principal Executive Offices)

TURBOCHEF TECHNOLOGIES, INC.  2003 STOCK INCENTIVE PLAN
 (Full Title of the Plans)

Dennis J. Stockwell, Esq.
Vice President, General Counsel and Secretary
Six Concourse Parkway, Suite 1900
Atlanta, Georgia 30328
(678) 987-1700
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Reinaldo Pascual, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309
(404) 815-6500

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $.01 par	10,000,000	$4.20	$42,000,000	$5,321.40
value

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.
(2)	Estimated solely for the purpose calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act. The proposed maximum aggregate offering price and amount of registration fee are calculated on the basis of the high and low sales prices reported on the OTC Bulletin Board on June 1, 2004.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the TurboChef Technologies, Inc. 2003 Stock Incentive Plan (the "Plan") required by Item 1 of Part I of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

PART II.         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been previously filed by TurboChef Technologies, Inc. (the “Company”) with the SEC and are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K, as filed with the SEC on March 30, 2004;
(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 12, 2004;
(c)	The Company’s Current Reports on Form 8-K filed January 5, March 10, and May 28, 2004; and
(d)	The Company’s Registration Statement on Form 8-A (with respect to the description of the Company’s common stock), as filed with the SEC on February 25, 1994, including any amendment or report filed for the purpose of updating such description.

All documents, filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.          DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

The opinion as to the legality of the securities being registered is being rendered by Dennis J. Stockwell, Vice President and General Counsel of TurboChef Technologies, Inc., an officer of the Registrant. Mr. Stockwell, as an employee of the Registrant, is within the class of eligible participants in the Plan and has been granted stock options under the Plan.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

The Registrant's bylaws require, the indemnification of directors and officers under certain circumstances and grant our directors and officers a right to indemnification to the full extent permitted by law for all reasonable expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (1) by reason of the fact that they are or were the Registrant's directors, officers, employees or agents or (2) by reason of the fact that, while they are or were the Registrant's directors or officers, they are or were serving at the Registrant's request as a director, officer, employee or agent of another enterprise.

The Registrant intends to carry insurance on behalf of directors and officers that may cover, among other things, any liabilities that may accrue under the statutory provisions referred to above.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.          EXHIBITS

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation (incorporated by
reference to Exhibit 3.1.2 to the Registrant’s
Registration Statement on Form SB-2, Registration No.
33-75008)

4.2	Restated Bylaws (incorporated by reference to Exhibit
3.2.2 to the Registrant’s Registration Statement on Form
SB-2, Registration No. 33-75008)

4.3	Specimen Common Stock certificate (incorporated by
reference to Exhibit 4.2 to the Registrant’s Registration
Statement on Form SB-2, Registration No. 33-75008)

5	Opinion of Dennis J. Stockwell, General Counsel of the
Registrant, as to the legality of the securities to be issued

23.1	Consent of Dennis J. Stockwell is included in the
opinion filed as Exhibit 5 hereto

23.2	Consent of BDO Seidman, LLP

23.3	Consent of Ernst & Young LLP

24	Power of Attorney is included on signature page.

ITEM 9. UNDERTAKINGS

 (a)          The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:
	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 19, 2004.

TURBOCHEF TECHNOLOGIES, INC. By: /s/ James K. Price James K. Price Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints James K. Price and Richard E. Perlman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard E. Perlman	Chairman of the Board and Director	May 19, 2004
Richard E. Perlman

/s/ James K. Price	Chief Executive Officer, President and Director
James K. Price	(Principal Executive Officer)	May 19, 2004
Senior Vice President, Assistant Secretary and

/s/ James A. Cochran	Chief Financial Officer (Principal Financial and
James A. Cochran	Accounting Officer)	May 24, 2004

/s/ William A. Shutzer	Director	May 18, 2004
William A. Shutzer

/s/ Raymond H. Welsh	Director	May 19, 2004
Raymond H. Welsh

/s/ J. Thomas Presby	Director	May 18, 2004
J. Thomas Presby

/s/ James W. DeYoung	Director	May 18, 2004
James W. DeYoung

/s/ Sir Anthony Jolliffe	Director	May 25, 2004
Sir Anthony Jolliffe

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation (incorporated by
reference to Exhibit 3.1.2 to the Registrant’s
Registration Statement on Form SB-2, Registration No.
33-75008)

4.2	Restated Bylaws (incorporated by reference to Exhibit
3.2.2 to the Registrant’s Registration Statement on Form
SB-2, Registration No. 33-75008)

4.3	Specimen Common Stock certificate (incorporated by
reference to Exhibit 4.2 to the Registrant’s Registration
Statement on Form SB-2, Registration No. 33-75008)

5	Opinion of Dennis J. Stockwell, General Counsel of the
Registrant, as to the legality of the securities to be issued

23.1	Consent of Dennis J. Stockwell is included in the
opinion filed as Exhibit 5 hereto

23.2	Consent of BDO Seidman, LLP

23.3	Consent of Ernst & Young LLP

24	Power of Attorney is included on signature page.